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                                                                    EXHIBIT 99.1


[ALLIED HEALTHCARE PRODUCTS INC.]

                                                           FOR IMMEDIATE RELEASE
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CONTACT:  DANIEL C. DUNN
          CHIEF FINANCIAL OFFICER
          (314) 771-2400


                 JUDY GRAVES ELECTED TO ALLIED HEALTHCARE BOARD

ST. LOUIS, February 25, 2004 ---- Allied Healthcare Products Inc. (NASDAQ: AHPI) reported today that Judy T. Graves had been elected to its board of directors.

         Ms. Graves currently is Assistant Director for Administrative Services and Controller to the Board of Commissioners of the Saint Louis Art Museum, responsible for Museum building operations, retail sales, information technology, human resources and finance. Prior to assuming expanded responsibilities, Graves had been the Museum's Director of Finance and Controller to the Board of Commissioners since 1984.

         "We value the wide-ranging financial and management experience Judy Graves will bring to the Allied Healthcare Board and company management," said John Weil, Allied's chairman.

         A resident of Kirkwood, Graves holds a bachelor's degree in business administration from St. Louis University and has completed course work for an MBA degree from the University of Missouri-St. Louis.


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         Before joining the Museum, Graves held supervisory positions in accounting for the St. Louis Metropolitan Police Department, Region 5 of the Missouri Council on Criminal Justice and St. Louis County Juvenile Court.

         Allied Healthcare Products Inc. is a leading manufacturer of respiratory care products, medical gas equipment and emergency medical products used in a wide range of hospital and alternate care settings.


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